Exhibit 99.1

The following unaudited pro forma consolidated financial statements are based on the consolidated financial statements of Patterson Companies, and are adjusted to give effect to the event described in the Form 8-K to which this exhibit is attached as if that event occurred at an earlier date. The unaudited pro forma consolidated statements of income for the fiscal years ended April 25, 2015, April 26, 2014 and April 27, 2013 are adjusted to reflect the sale of Patterson Medical as if it occurred on April 29, 2012. The unaudited pro forma balance sheet is adjusted to reflect the sale of Patterson Medical as if it occurred on April 25, 2015, the last day of the most recently filed period.

The unaudited pro forma consolidated financial statements are provided for illustrative purposes only and, therefore, are not necessarily indicative of the operating results or financial position that might have been achieved had the event described in the Form 8-K to which this exhibit is attached occurred as of an earlier date, nor are they necessarily indicative of future operating results or financial position. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto in the Annual Report on Form 10-K for the fiscal year ended April 25, 2015.

PATTERSON COMPANIES, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands)

	April 25, 2015
	Historical Financial Statement	Pro Forma Adjustment – Medical (a)		Pro Forma Financial Statement
ASSETS
Current assets:
Cash and cash equivalents	$347,260	$(715,000)		$1,062,260
Short-term investments	53,372	—		53,372
Receivables, net of allowance for doubtful accounts	644,139	57,876		586,263
Inventory	456,687	48,265		408,422
Prepaid expenses and other current assets	71,767	12,206		59,561

Total current assets	1,573,225	(596,653)		2,169,878
Property and equipment, net	226,805	22,672		204,133
Long-term receivables, net	71,686	—		71,686
Goodwill	837,099	537,175		299,924
Identifiable intangibles, net	199,829	74,804		125,025
Other	39,062	1,143		37,919

Total assets	$2,947,706	$39,141		$2,908,565

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$349,635	$26,341		$323,294
Accrued payroll expense	79,964	7,500		72,464
Other accrued liabilities	148,086	(8,127	)(b)	156,213

Total current liabilities	577,685	25,714		551,971
Long-term debt	725,000	—		725,000
Deferred income taxes	88,264	46,851		41,413
Other	42,634	2,563		40,071

Total liabilities	1,433,583	75,128		1,358,455
Stockholders’ equity:
Common stock	1,033	—		1,033
Additional paid-in capital	21,026	—		21,026
Accumulated other comprehensive income (loss)	(60,346)	(13,795)		(46,551)
Retained earnings	1,630,148	(22,192	)(c)	1,652,340
Unearned ESOP shares	(77,738)	—		(77,738)

Total stockholders’ equity	1,514,123	(35,987)		1,550,110

Total liabilities and stockholders’ equity	$2,947,706	$39,141		$2,908,565

(a)	Reflects the elimination of Patterson Medical’s historical assets, liabilities and accumulated comprehensive income amounts, and the receipt of $715,000 of cash proceeds upon sale.
(b)	Reflects historical other accrued liabilities less estimated income taxes payable resulting from the gain on sale of Patterson Medical.
(c)	Reflects the estimated gain on sale of Patterson Medical, less estimated income taxes payable. The actual gain to be recognized will be adjusted by the actual closing adjustments and actual transaction fees incurred.

PATTERSON COMPANIES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(In thousands, except per share amounts)

	Fiscal Year Ended April 25, 2015
	Historical Financial Statement	Pro Forma Adjustment – Medical		Pro Forma Financial Statement
Net sales	$4,375,020	$464,155		$3,910,865
Cost of sales	3,136,814	286,498		2,850,316

Gross profit	1,238,206	177,657		1,060,549
Operating expenses	864,779	108,816		755,963

Operating income	373,427	68,841	(a)	304,586
Other income and expense:
Other income, net	2,937	(488)		3,425
Interest expense	(33,693)	—		(33,693)

Income before taxes	342,671	68,353		274,318
Income taxes	119,410	25,175	(b)	94,235

Net income	$223,261	$43,178		$180,083

Earnings per share:
Basic	$2.26	$0.44		$1.82

Diluted	$2.24	$0.43		$1.81

Weighted average shares:
Basic	98,989	98,989		98,989

Diluted	99,694	99,694		99,694

(a)	Reflects the elimination of Patterson Medical’s historical segment operating results, adjusted to exclude $2,655 of distribution costs, $1,333 of shared branch expenses, and $827 of compensation expenses consistent with the accounting requirements of presenting discontinued operations. Also, consistent with discontinued operations accounting requirements, $3,156 of divestiture-related transaction costs incurred by Patterson Medical during the period that were not included in Patterson Medical’s historical segment results have been included in the Pro Forma Adjustment-Medical results.
(b)	Income taxes have been allocated to Patterson Medical based on the accounting requirements for presenting discontinued operations.

PATTERSON COMPANIES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(In thousands, except per share amounts)

	Fiscal Year Ended April 26, 2014
	Historical Financial Statement	Pro Forma Adjustment – Medical		Pro Forma Financial Statement
Net sales	$4,063,715	$478,574		$3,585,141
Cost of sales	2,865,437	298,993		2,566,444

Gross profit	1,198,278	179,581		1,018,697
Operating expenses	852,522	127,551		724,971

Operating income	345,756	52,030	(a)	293,726
Other income and expense:
Other income, net	2,869	(381)		3,250
Interest expense	(35,713)	—		(35,713)

Income before taxes	312,912	51,649		261,263
Income taxes	112,300	22,369	(b)	89,931

Net income	$200,612	$29,280		$171,332

Earnings per share:
Basic	$1.99	$0.29		$1.70

Diluted	$1.97	$0.28		$1.69

Weighted average shares:
Basic	100,727	100,727		100,727

Diluted	101,643	101,643		101,643

(a)	Reflects the elimination of Patterson Medical’s historical segment operating results, adjusted to exclude $2,626 of distribution costs, $1,333 of shared branch expenses, and $1,308 of compensation expenses consistent with the accounting requirements of presenting discontinued operations.
(b)	Income taxes have been allocated to Patterson Medical based on the accounting requirements for presenting discontinued operations.

PATTERSON COMPANIES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(In thousands, except per share amounts)

	Fiscal Year Ended April 27, 2013
	Historical Financial Statement	Pro Forma Adjustment – Medical		Pro Forma Financial Statement
Net sales	$3,637,212	$501,997		$3,135,215
Cost of sales	2,446,443	307,975		2,138,468

Gross profit	1,190,769	194,022		996,747
Operating expenses	836,314	124,782		711,532

Operating income	354,455	69,240	(a)	285,215
Other income and expense:
Other income, net	3,059	332		2,727
Interest expense	(36,397)	—		(36,397)

Income before taxes	321,117	69,572		251,545
Income taxes	110,845	24,216	(b)	86,629

Net income	$210,272	$45,356		$164,916

Earnings per share:
Basic	$2.04	$0.44		$1.60

Diluted	$2.03	$0.44		$1.59

Weighted average shares:
Basic	103,030	103,030		103,030

Diluted	103,807	103,807		103,807

(a)	Reflects the elimination of Patterson Medical’s historical segment operating results, adjusted to exclude $2,233 of distribution costs, $1,346 of shared branch expenses, and $634 of compensation expenses consistent with the accounting requirements of presenting discontinued operations.
(b)	Income taxes have been allocated to Patterson Medical based on the accounting requirements for presenting discontinued operations.